UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of EVO Payments, Inc.

On August 1, 2022, Global Payments Inc., a Georgia corporation (“Global Payments”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EVO Payments, Inc., a Delaware corporation (“EVO Payments”), and Falcon Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Global Payments (“Merger Subsidiary”).

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Subsidiary will merge with and into EVO Payments (the “Merger”), with EVO Payments surviving the Merger as a wholly owned subsidiary of Global Payments. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock of EVO Payments, par value $0.0001 per share (“Class A Common Stock”) outstanding immediately prior to the Effective Time (including each share of Class A Common Stock issued upon (a) the Exchange and (b) the Conversion as described in further detail below) will be converted into the right to receive $34.00 in cash, without interest (such amount per share, the “Merger Consideration”), other than (i) those shares of Class A Common Stock owned by EVO Payments as treasury stock or otherwise, Global Payments or Merger Subsidiary, (ii) any shares of Class A Common Stock owned by any wholly owned subsidiary of Global Payments (other than Merger Subsidiary) or of EVO Payments (in each case, other than any such shares held in a fiduciary, representative or other capacity on behalf of third parties) and (iii) any shares as to which appraisal rights have been properly exercised, and not withdrawn, in accordance with the Delaware General Corporation Law.

The Merger Agreement also provides that, at the Effective Time, each outstanding EVO Payments restricted stock unit award with respect to Class A Common Stock that is not subject to performance-vesting conditions, and each outstanding unvested EVO Payments stock option, will generally be converted into a corresponding restricted stock unit or option award with respect to shares of Global Payments common stock, no par value (“Global Payments Common Stock”), adjusted based on the Equity Award Exchange Ratio. EVO Payments performance-vesting restricted stock unit awards will be converted into time-vesting restricted stock unit awards with respect to Global Payments Common Stock, with the number of shares of EVO Payments Class A Common Stock subject to the award prior to conversion determined as described in the Merger Agreement. Each such converted Global Payments equity award will be subject to the same terms and conditions (including vesting, exercisability and treatment upon termination terms) as applied to the corresponding EVO Payments equity award. Notwithstanding the foregoing, each outstanding EVO Payments equity award held by certain employees of EVO Payments whose employment is terminated without cause, or who resign for good reason, at the Effective Time, shall be vested and canceled in exchange for a cash payment equal to the Merger Consideration multiplied by the number of shares of EVO Payments Class A Common Stock underlying the award. Outstanding vested EVO Payments stock options will be canceled in exchange for a cash payment equal to the Merger Consideration less the applicable exercise price, with any vested stock options with an exercise price that is equal to or greater than the Merger Consideration canceled for no consideration. For purposes of the Merger Agreement, the “Equity Award Exchange Ratio” means the quotient of (A) the Merger Consideration divided by (B) the average of the closing sale prices of one share of Global Payments Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the fifteen consecutive full trading days ending on the trading day immediately preceding the closing of the Merger.

If the Merger is consummated, the Class A Common Stock will be delisted from the NASDAQ stock exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each of EVO Payments, Global Payments and Merger Subsidiary has made customary representations and warranties and covenants in the Merger Agreement, including, among others, covenants to use their respective reasonable best efforts to (i) take all actions necessary to effect the Merger, including using reasonable best efforts to take all actions to obtain required regulatory approvals, subject to the limitation that no action will be required if such action, individually or in the aggregate with any other action, would reasonably be expected to materially impair the benefits that Global Payments expects to achieve from the Merger and the transactions contemplated by the Merger Agreement and, (ii) in the case of EVO Payments, obtain approval of its stockholders. In addition, EVO Payments has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course and to refrain from taking certain specific actions during the interim period between the execution of the Merger Agreement and the Effective Time.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including, among others, (i) the adoption of the Merger Agreement by the EVO Payments stockholders, (ii) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the receipt of certain additional regulatory approvals outside of the United States, (iii) the absence of any applicable law or order by a court or other governmental authority of competent jurisdiction in effect restraining, enjoining or otherwise prohibiting the Merger, (iv) the absence of a “Material Adverse Effect” (as defined in the Merger Agreement) with respect to EVO Payments, (v) the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, (vi) the completion of (x) the Exchange and the Conversion (as described in further detail below) and (y) transactions contemplated by the Blueapple Sale Agreement (as described in further detail below) and (vii) the TRA Amendment being in full force and effect (as described in further detail below). The Merger is not conditioned on Global Payments or any other party obtaining debt financing.

The Merger Agreement provides that EVO Payments must comply with customary non-solicitation restrictions, including, among others, certain restrictions on its ability to solicit alternative Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative Acquisition Proposals. Subject to certain customary “fiduciary out” exceptions, the EVO Payments board of directors is required to recommend that the EVO Payments stockholders adopt the Merger Agreement and to call a meeting of the EVO Payments stockholders to vote on a proposal to adopt the Merger Agreement.

Either EVO Payments or Global Payments may terminate the Merger Agreement prior to the Effective Time in certain circumstances, including, among others, (i) by mutual agreement, (ii) by either party if the Merger is not completed on or before May 1, 2023 (subject to two automatic three-month extensions in certain circumstances if required regulatory approvals have not been obtained by such date), (iii) by either party if a governmental authority of competent jurisdiction has issued a final non-appealable order or law permanently prohibiting the Merger, (iv) by either party if EVO Payments’ stockholders fail to adopt the Merger Agreement upon a vote taken thereon, and (v) by either party if the other party breaches its representations, warranties or covenants in the Merger Agreement or otherwise breaches its obligations under the Merger Agreement such that the applicable condition to the consummation of the Merger is not satisfied, subject in certain cases, to the right of the breaching party to cure the breach and payment of termination fees as described below. In addition, subject to the conditions and applicable termination fees as prescribed in the Merger Agreement, prior to obtaining approval of the EVO Payments stockholders, (x) EVO Payments may terminate the Merger Agreement in order to enter into a definitive agreement with a third party to effect the transaction contemplated by a Superior Proposal (as defined in the Merger Agreement), and (y) Global Payments may terminate the Merger Agreement in the event of an Adverse Recommendation Change (as defined in the Merger Agreement) with respect to the Merger or if EVO Payments breaches, in any material respect, its covenants not to solicit alternative Acquisition Proposals.

In addition, the Merger Agreement provides that EVO Payments must pay Global Payments a $100 million termination fee if Global Payments terminates the Merger Agreement in the event of an Adverse Recommendation Change, or if EVO Payments terminates the Merger Agreement to enter into a definitive agreement with a third party to effect the transaction contemplated by a Superior Proposal, as set forth in, and subject to the conditions of, the Merger Agreement. EVO Payments must also pay Global Payments a $100 million termination fee if the Merger Agreement is terminated in certain specified circumstances where an alternative Acquisition Proposal to the Merger has been made and not withdrawn at least three business days prior to the EVO Payments stockholders’ meeting and, within twelve (12) months following such termination, EVO Payments enters into a definitive agreement in respect of an alternative transaction or an alternative transaction is consummated (whether or not the same transaction contemplated by the alternative Acquisition Proposal as that referred to above).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Global Payments, Merger Subsidiary or EVO Payments. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not be accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in the disclosure letter agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Global Payments’ public disclosures.

Voting and Support Agreements

As an inducement to Global Payments entering into the Merger Agreement, on August 1, 2022, (x) MDCP Cardservices II LLC, Madison Dearborn Capital Partners VI-C, L.P. and MDCP Cardservices LLC (collectively, the “MDP Entities”), and (y) Mr. James G. Kelly, EVO Payments’ Chief Executive Officer (together with the MDP Entities, the “Stockholders”), who collectively beneficially own shares representing approximately 22% of the voting power of EVO Payments, entered into Voting and Support Agreements with Global Payments, Merger Subsidiary and EVO Payments (the “Voting Agreements”), pursuant to which the Stockholders have agreed to, among other things, (i) vote their shares in favor of the matters to be submitted to EVO Payments’ stockholders in connection with the Merger, (ii) vote their shares against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the adoption of the Merger Agreement or the timely consummation of transactions contemplated by the Merger, subject to the terms and conditions set forth in the Voting Agreement and (iii) exchange, in accordance with the terms of that certain Exchange Agreement, dated as of May 22, 2018 by and among EVO Payments, EVO Investco, LLC and the holders of common stock of EVO Payments and other persons party thereto (as amended on November 5, 2018, the “Exchange Agreement”), automatically and without further action on the part of any party, all of the Stockholder’s Paired Interests (as defined in the Exchange Agreement) in accordance with the terms of Section 2.04(a) and Section 2.01(f)(i) of the Exchange Agreement, effective immediately prior to and conditioned upon the Closing (the “Exchange”). Following the Exchange, the shares of Class A Common Stock issued upon such exchange will be converted into the right to receive the Merger Consideration pursuant to, and in accordance with the terms of, the Merger Agreement.

Additionally, as an inducement to Global Payments entering into the Merger Agreement, pursuant to its Voting Agreement, the MDP Entities each agreed to irrevocably and unconditionally convert all shares of Series A Convertible Preferred Stock of EVO Payments, par value $0.0001 (the “Series A Convertible Preferred Stock”) held by each such MDP Entity into Class A Common Stock, immediately prior to and contingent and conditioned upon the closing of the Merger (and in accordance with the terms of the Certificate of Designations of Series A Convertible Preferred Stock EVO Payments) (such conversion, the “Conversion”). Following the Conversion, the Class A Common Stock into which the Series A Convertible Preferred Stock was converted will be entitled to receive the Merger Consideration payable in respect of shares of Class A Common Stock pursuant to the Merger Agreement. The MDP Entities have also agreed not to take any action that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the conversion of the Series A Convertible Preferred Stock for Class A Common Stock as contemplated by the Voting Agreement with the MDP Entities.

The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified by reference to the full text of the Voting Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Blueapple Sale Agreement

Concurrently with the execution of the Merger Agreement, Blueapple, Inc. (“Blueapple”) entered into that certain Common Unit Purchase Agreement (the “Blueapple Sale Agreement”) with Global Payments and EVO Payments, pursuant to which Blueapple will sell all of its Common Units of EVO Investco, LLC (“OpCo”) to EVO Payments in exchange for $1,093,560,292, representing the product of the Merger Consideration and the number of common units in OpCo owned by Blueapple, concurrently with, and contingent and conditioned upon, the closing of the transactions contemplated by the Merger Agreement.

The foregoing description of the Blueapple Sale Agreement is only a summary, does not purport to be complete and is qualified by reference to the full text of the Blueapple Sale Agreement, a copy of which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Tax Receivable Agreement Amendment

EVO Payments, OpCo and certain other members of OpCo are party to a Tax Receivable Agreement, dated as of May 25, 2018 (the “TRA” and such parties entitled to payment under the TRA, the “TRA Payment Recipients”), which was entered into in connection with EVO Payments’ initial public offering. In connection with the execution and delivery of the Merger Agreement, EVO Payments, OpCo and certain other parties to the TRA entered into Amendment No. 1 to the Tax Receivable Agreement (the “TRA Amendment”), pursuant to which such parties agreed to terminate the TRA immediately after the Effective Time on the terms set forth in the TRA Amendment. In connection with the termination, EVO Payments has agreed to pay the TRA Payment Recipients an aggregate payment equal to $225 million minus any payments made under the Tax Receivable Agreement to the TRA Payment Recipients between August 1, 2022 and the Effective Time in connection with the Merger, which constitutes a change of control under the TRA. In the event the Merger Agreement is terminated, the TRA Amendment will no longer be of any force and effect. The effectiveness of the TRA Amendment is a closing condition to Global Payments’, Merger Subsidiary’s and Evo Payments’ obligation to complete the Merger.

Silver Lake Investment

Convertible Notes Investment Agreement

On August 1, 2022, Global Payments entered into an investment agreement (the “Investment Agreement”) with Silver Lake Partners VI DE (AIV), L.P. and Silver Lake Alpine II, L.P. (collectively, “Silver Lake Purchasers” and, together with their affiliates, “Silver Lake”), relating to the issuance to Silver Lake of $1.5 billion in aggregate principal amount of 1.00% convertible senior notes due 2029 (the “2029 Notes”). The transactions contemplated by the Investment Agreement are expected to close on or around August 8, 2022, subject to customary closing conditions. Subject to the terms of the Investment Agreement, the Investment Agreement will automatically terminate if such closing does not occur prior to August 31, 2022.

The 2029 Notes are expected to be governed by an indenture (the “Indenture”) between Global Payments and a trustee. The 2029 Notes will bear interest at a rate of 1.00% per annum. Interest on the 2029 Notes will be payable semi-annually in arrears. It is expected that the 2029 Notes will mature in 2029, subject to earlier conversion or repurchase.

The 2029 Notes will be convertible at the option of the holder at any time after the date that is eighteen months after the issuance of the 2029 Notes (or earlier, upon the occurrence of certain corporate events) until the scheduled trading day prior to the maturity date. The 2029 Notes will be convertible into cash and shares of Global Payments’ common stock based on an initial conversion rate of 7.1089 shares of common stock per $1,000 principal amount of the 2029 Notes (which is equal to an initial conversion price of approximately $140.67 per share), subject to customary anti-dilution and other adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will in certain circumstances be increased for a specified period of time. Upon conversion, the principal amount of, and interest due on, the 2029 Notes will be required to be settled in cash and any other amounts may be settled in shares, cash or a combination or shares and cash at Global Payments’ election.

The 2029 Notes will not be redeemable by Global Payments. If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, any holder of the 2029 Notes may require that Global Payments repurchase all or any portion of the principal amount of the 2029 Notes held by such holder at a purchase price of par plus accrued and unpaid interest to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). The definition of Fundamental Change will include certain change of control transactions involving Global Payments and certain de-listing events with respect to Global Payments’ common stock.

The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the 2029 Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.

On the terms and subject to the conditions set forth in the Investment Agreement, Global Payments has agreed to increase the size of Global Payment’s board of directors (the “Board”) in order to appoint to the Board, promptly following the closing contemplated by the Investment Agreement, one individual designated by the Silver Lake Purchasers that is mutually agreed with Global Payments. Pursuant to the Investment Agreement, so long as Silver Lake beneficially owns at least 50% of the aggregate principal amount of the 2029 Notes (including, for this purpose, the amount of the 2029 Notes converted into shares of Global Payments’ common stock so long as Silver Lake holds such shares of common stock), Silver Lake will have the right to designate a director nominee for election to the Board.

For so long as the Silver Lake Purchasers have rights to nominate a director to the Board, Global Payments has agreed to include such person in its slate of nominees for election to the Board at each of Global Payments’ meetings of shareholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person.

Silver Lake has agreed, subject to certain exceptions, to a customary standstill until the earliest of (A) the later of (1) 90 days after Silver Lake no longer has a representative or rights to have a representative on the Board and (2) the two-year anniversary of the closing contemplated by the Investment Agreement, (B) the effective date of a change of control of Global Payments and (C) 90 days after Silver Lake does not beneficially own any 2029 Notes or shares of Global Payments’ common stock (other than shares issued to Silver Lake designees as compensation for their service on the Board).

The Investment Agreement restricts Silver Lake’s ability to transfer or convert the 2029 Notes to Global Payments’ common stock, subject to certain exceptions specified in the Investment Agreement. Subject to the terms of the Investment Agreement, prior to the earlier of (i) the 18 month anniversary of the closing contemplated by the Investment Agreement and (ii) a change of control of Global Payments, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the 2029 Notes or converting the 2029 Notes.

Subject to customary limitations, the Investment Agreement provides Silver Lake (and certain other permitted transferees) with certain registration rights for the 2029 Notes and the shares of Global Payments’ common stock issuable upon conversion of the 2029 Notes.

The foregoing summaries of the 2029 Notes, the Indenture and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Investment Agreement (including the forms of 2029 Note and Indenture attached as Exhibits A and B thereto, respectively), which is filed as Exhibit 10.4 and incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the 2029 Notes contained in Item 1.01 under “Convertible Notes Investment Agreement” of this Current Report on Form 8-K is incorporated by reference.

Item 3.02.	Unregistered Sale of Securities

The information related to the 2029 Notes contained in Item 1.01 under “Convertible Notes Investment Agreement” of this Current Report on Form 8-K is incorporated herein by reference. Global Payments intends to offer and sell the 2029 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Global Payments will rely on this exemption from registration based in part on representations made by the Silver Lake Purchasers in the Investment Agreement.

Item 8.01.	Other Events

Acquisition of EVO Payments, Inc.

On August 1, 2022, in connection with the execution of the Merger Agreement, Global Payments entered into a commitment letter with Bank of America, N.A., BofA Securities, Inc. and JPMorgan Chase Bank, N.A. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide, subject to the satisfaction of customary closing conditions, a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $4.325 billion.

Netspend Sale

On August 1, 2022, Global Payments announced that it had entered into a definitive agreement to sell the consumer portion of its Business and Consumer Solutions segment, through the sale of all of the outstanding shares of NetSpend Corporation, to an affiliate of Rêv Worldwide, Inc. and investment funds managed by Searchlight Capital Partners, L.P. (collectively, the “Purchaser”) for approximately $1 billion, subject to certain adjustments (the “Netspend Sale”). The closing of the transaction is expected to occur in the first quarter of 2023, subject to the receipt of required regulatory approvals and other customary closing conditions.

In connection with the Netspend Sale, Global Payments expects to, or expects to cause a subsidiary to, concurrently with the closing of the Netspend Sale, enter into certain first lien and second lien secured loan agreements, as lender (“the Lender”), with an affiliate of Purchaser, as borrower (the “Borrower”) (such financing, the “Seller Financing”). The Seller Financing will consist of a first lien five-year secured revolving facility in an aggregate principal amount of $50 million (the “Revolving Facility”), a first lien seven-year secured term loan facility in an aggregate principal amount of $350 million (the “First Lien Term Loan”) and a second lien twenty-five year secured term loan facility in an aggregate principal amount of $325 million (the “Second Lien Term Loan”, and together with the First Lien Term Loan, the “Term Loans”). The Term Loans will be deemed incurred in full by the Borrower upon the closing of the Netspend Sale, without the Lender advancing any cash. Loans under the Revolving Facility will be available to the Borrower from time to time, upon certain terms and conditions from the closing date of the Netspend Sale until the business day immediately prior to the maturity date of the Revolving Facility. The Seller Financing will each bear interest at a fixed rate per annum. The Seller Financing documentation will contain certain representations and warranties and covenants, subject to certain exceptions and thresholds, and customary events of default. Upon certain events of default under the relevant facility, the Lender may declare any then-outstanding amounts due and payable and exercise other customary remedies available to a secured lender.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 1, 2022, by and among EVO Payments, Inc., Global Payments Inc. and Falcon Merger Sub Inc.†

10.1	Voting Agreement, dated as of August 1, 2022, by and among EVO Payments, Inc., Global Payments Inc., Falcon Merger Sub Inc., James G. Kelly and the James G. Kelly Grantor Trust Dated January 12, 2012

10.2	Voting Agreement, dated as of August 1, 2022, by and among EVO Payments, Inc., Global Payments Inc., Falcon Merger Sub Inc., MDCP Cardservices II LLC, Madison Dearborn Capital Partners VI-C, L.P. and MDCP Cardservices LLC

10.3	Common Unit Purchase Agreement, dated as of August 1, 2022, by and between Global Payments Inc., EVO Payments, Inc. and Blueapple, Inc.

10.4	Investment Agreement, dated as of August 1, 2022, by and among Global Payments Inc., Silver Lake Partners VI DE (AIV), L.P. and Silver Lake Alpine II, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward Looking Statements

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, regarding Global Payments, including, but not limited to, statements about the strategic rationale and benefits of (a) the proposed acquisition of EVO Payments by Global Payments, including future financial and operating results, Global Payments’ or EVO Payments’ plans, objectives, expectations and intentions and the expected timing of completion of the proposed acquisition, (b) the proposed sale of the consumer portion of Global Payments’ Business and Consumer Solutions segment to an affiliate of Rêv Worldwide, Inc. and investment funds managed by Searchlight Capital Partners, L.P. and (c) the investment by Silver Lake in the form of $1.5 billion in aggregate principal amount of 1.00% convertible senior notes due 2029 (collectively, the “Proposed Transactions”). You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “targeted,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on Global Payments’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Global Payments’ control. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Global Payments’ ability to complete the Proposed Transactions on the proposed terms or on the anticipated timelines, or at all, including risks and uncertainties related to securing any necessary regulatory approvals and the satisfaction of other closing conditions to consummate the Proposed Transactions, as applicable; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreements relating to the Proposed Transactions, as applicable; failure to realize the expected benefits of the Proposed Transactions, as applicable; significant transaction costs and/or unknown or inestimable liabilities; the risk that EVO Payments’ business will not be integrated successfully, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units, or that such integration may be more difficult, time-consuming or costly than expected; Global Payments’ ability to obtain the expected financing to consummate the acquisition of EVO Payments, and the continued availability of capital and financing for Global Payments following the acquisition of EVO Payments; risks related to future opportunities and plans for Global Payments, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition of EVO Payments; disruptions from the Proposed Transactions, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the diversion of management’s attention from ongoing business operations; effects relating to the announcement of the Proposed Transactions or any further announcements or the consummation of the Proposed Transactions on the market price of Global Payments’ common stock; the risk of potential stockholder litigation associated with the Potential Transactions, including resulting expense or delay; risks related to the Seller Financing; Global Payments’ ability to settle the par value and interest of the 2029 Notes in cash, the potential impact of settling any other amounts due in cash or Global Payments’ common stock and the use of the proceeds and benefits thereof; and other risks and uncertainties affecting Global Payments, including those described from time to time under the caption “Risk Factors” and elsewhere in Global Payments’ Securities and Exchange Commission (“SEC”) filings and reports, including Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2021 and its other SEC filings and reports. Moreover, other risks and uncertainties of which Global Payments is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Global Payments cautions investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Global Payments on its website or otherwise. Global Payments disclaims any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: August 2, 2022	By:	/s/ David L. Green
David L Green
Senior Executive Vice President, General Counsel and Corporate Secretary